Exhibit 99.1

Innovaro, Inc. Financial Plan Approved by NYSE MKT

Tampa, FL – (Business Wire) – August 29, 2012 – Innovaro, Inc. (NYSE MKT: INV) (the “Company”), The Innovation Solutions Company, announced today that on August 24, 2012, the Company received notice that the NYSE MKT LLC (the “Exchange”) approved the Company’s plan for regaining compliance with Section 1003(a)(iv) of the Exchange Company Guide by November 30, 2012 (the “Financial Impairment Plan”).

Previously, on June 12, 2012, the Exchange notified the Company that it was not in compliance with Section 1003(a)(iv) of the Exchange Company Guide in that the Exchange believed that the Company had sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable, in the opinion of the Exchange, as to whether the Company would be able to continue operations and/or meet its obligations as they matured.

Under the Financial Impairment Plan, the Company may be able to continue the listing of its common stock on the Exchange during the Financial Impairment Plan period, up to November 30, 2012, during which time the Company will be subject to periodic reviews to determine whether it is making progress consistent with such Plan.

Asa Lanum, the Company’s Chief Executive Officer, stated, “We are extremely pleased that the NYSE MKT has expressed its confidence in our ability to restore our financial condition by approving our Financial Impairment Plan. We will continue to strive to achieve our business goals and regain compliance with Section 1003(a)(iv) of the Exchange Company Guide by November 30, 2012.”

As previously reported, the Company received notice from the Exchange on August 16, 2012 indicating that the Company is not in compliance with Section 1003(a)(iii) of the Exchange Company Guide because the Company reported stockholders’ equity of less than $6,000,000 at June 30, 2012 and losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2011. The Company intends to supplement the Financial Impairment Plan, on or before September 17, 2012, with its plan for regaining compliance with Section 1003(a)(iii) by February 17, 2014 (the “Equity Plan”). If the Exchange accepts the Equity Plan, then the Company may be able to continue the listing of its common stock on the Exchange during the Equity Plan period, up to February 17, 2014, during which time the Company will be subject to periodic reviews to determine whether it is making progress consistent with such Plan.

If the Exchange fails to accept the Equity Plan or if the Exchange determines that the Company is not making progress consistent with either Plan, then the Exchange may initiate delisting proceedings.

About Innovaro, Inc.

Innovaro is The Innovation Solutions Company. The focus of our business is to help clients innovate and grow. Innovaro offers a comprehensive set of services and software to assure the success of any innovation project, regardless of the size or intent. The Company’s unique combination of consulting services provides innovation expertise, its new LaunchPad software product provides an integrated innovation environment, and Intelligence and Insights services provide businesses the innovation support to drive success. For more information about Innovaro, please visit its website at www.innovaro.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements and these factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This press release is available on Innovaro’s website www.innovaro.com.

Contact:

Tania Bernier

media@innovaro.com

813-754-4330 x223